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                            SELIGMAN PORTFOLIOS, INC.

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PROXY RESULTS
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Shareholders of the Seligman Henderson Portfolios of Seligman Portfolios, Inc.
voted on the following proposals at a Special Meeting of Shareholders held on
June 30, 1998, in New York, New York. All proposals were approved. The description of each proposal and number of shares voted are as follows:
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
                                                                   FOR               AGAINST              ABSTAIN
                                                               ----------          ----------           ----------
Approval of an interim subadvisory agreement
   between J. & W. Seligman & Co. Incorporated
   and Seligman Henderson Co.:
     Seligman Henderson Global Growth
       Opportunities Portfolio                                    525,499             14,528               23,485
     Seligman Henderson Global Smaller
       Companies Portfolio                                      1,498,340             11,945               47,863
     Seligman Henderson Global
       Technology Portfolio                                       357,448              1,942               26,231
     Seligman Henderson International
       Portfolio                                                  666,380                926               10,510

Approval of a new subadvisory agreement
   between J. & W. Seligman & Co. Incorporated
   and Henderson Investment Management
   Limited, effective July 1, 1998:
     Seligman Henderson Global Growth
       Opportunities Portfolio                                    502,196             16,497               44,819
     Seligman Henderson Global Smaller
       Companies Portfolio                                      1,450,810             14,829               92,509
     Seligman Henderson Global
       Technology Portfolio                                       346,676                 73               38,872
     Seligman Henderson International
       Portfolio                                                  657,730              2,582               17,504
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